QUOTA SHARE REINSURANCE AGREEMENT

                                ENDORSEMENT No. 1

Attached to and forming part of the Quota Share Reinsurance Agreement No. 3154-0008 between PENN-AMERICA INSURANCE COMPANY and PENN-STAR INSURANCE COMPANY, Hatboro, Pennsylvania (hereinafter collectively referred to as the "Company") and AMERICAN RE-INSURANCE COMPANY, a Delaware Corporation with Administrative Offices in Princeton, New Jersey (hereinafter referred to as the "Reinsurer").

It is hereby mutually understood and agreed by the parties hereto, that as respects policies issued or renewed with an effective date on and after 12:01 AM., September 1, 2001, the following changes are made to the Agreement:

1. Article III, LIMTS AND RETENTION, paragraph C is deleted and replaced by the following:

          C. Notwithstanding the above, General Liability policies issued for amounts in excess of $3~000.000 and Commercial Umbrella Liability policies issued for amounts in excess of $2,000,000 shall be submitted by the Company to the Reinsurer for inclusion hereunder and shall only be covered if specially accepted in writing by the Reinsurer.

2. Article IV, EXCLUSIONS., section A, subsection 17 (c) is deleted and replaced by the following:

          c. Radio and TV broadcasting and/or towers except for insured's with total sales less than $500,000;

3. Article [V, EXCLUSIONS, section D, subsection 2 (k) is deleted and replaced by the following.

          k. Firearms, except for sales that are 20% or less of insured's total sales;

4. Article IV, EXCLUSIONS, section D, subsection 2 (o) is deleted and replaced by the following:

          o. Security and alarm system manufacturing, installation, inspection, service or repair, except for coverage as provided for in the Company's guidelines as of September 1,2001;

5 Article IV, EXCLUSIONS, section D, subsection 13 is deleted and replaced by the following:

          13 Shipbuilding, ship repair, ship breaking, dry dock, quays or wharf operations, except boat slips or docks that are incidental to restaurant, condominiums or similar operations or risks;




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6. Article IV. EXCLUSIONS, section D, subsection 17 is deleted and replaced by the following:

          17. Governmental agencies, entities, or political subdivisions of a state or municipality, except for insureds required to name the local municipality as an additional insured for special events;

Nothing herein contained shall alter, vary or extend any provision or condition of the Agreement other than as above stated.

IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in duplicate this day of , 2002.

ACCEPTED:
PENN-AMERICA INSURANCE COMPANY
PENN-STAR INSURANCE COMPANY



/s/ Joseph F. Morris

/s/ Stacey Manzo
Attested by:




                                           AMERICAN RE-INSURANCE COMPANY


                                            /s/

                                            /s/
                                          Attested by:






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